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                                                                    Exhibit 99.2


                                              Contacts:
                                              Rebecca Peterson
                                              Director, Corporate Communications
                                              Alkermes, Inc.
                                              (617) 583-6378

                                              James M. Frates
                                              Chief Financial Officer
                                              Alkermes, Inc.
                                              (617) 583-6127


FOR RELEASE TUESDAY, JUNE 1, 2004 AT 4:00 PM EDT


      ALKERMES REVISES FINANCIAL EXPECTATIONS FOR FISCAL YEAR 2005 DUE TO
                      DISCONTINUATION OF NUTROPIN DEPOT(R)

CAMBRIDGE, MA, JUNE 1, 2004 -- Alkermes, Inc. (NASDAQ:ALKS) today revised its financial expectations for the fiscal year 2005 in connection with the decision to discontinue commercialization of Nutropin Depot(R). (See separate press release issued today.) The Company expects that the reduction in revenue resulting from this decision will be offset by a decrease in operating expenses and, therefore, the anticipated net loss on a pro forma basis before restructuring charges remains unchanged from previous fiscal 2005 guidance.

REVENUES.

      - Alkermes' total revenues are now expected to range from $90 to $120 million, revised from earlier expectations of $95 to $125 million.

      - Total manufacturing and royalty revenues are now expected to range from $45 to $55 million, revised from earlier expectations of $50 to $60 million.

      - Manufacturing revenues are now expected to range from $38 to $46 million, revised from earlier expectations of $42 to $50 million.

      - Royalty revenues on sales of Risperdal(R) Consta(TM) are expected to range from $7 to $9 million, revised from earlier expectations of $8 to $10 million for both Risperdal Consta and Nutropin Depot.


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      -     Research and development revenues continue to range from $45 to $65 million, including anticipated revenue of between $15 and $30 million for a partnering transaction with respect to Vivitrex.

COST OF GOODS MANUFACTURED. Alkermes' cost of goods manufactured for Risperdal Consta for fiscal 2005 is now expected to range from $19 to $23 million, revised from earlier expectations of $23 to $27 million for both Risperdal Consta and Nutropin Depot. In addition, there will be a one time charge recorded in the quarter ended June 30, 2004 associated with the write-off of inventory in connection with the discontinuation of Nutropin Depot. See discussion of the restructuring charge below.

RESEARCH AND DEVELOPMENT EXPENSES. The Company's research and development expenses for fiscal 2005 are now expected to range from $84 to $94 million, slightly lower than earlier expectations of $85 to $95 million.

GENERAL AND ADMINISTRATIVE EXPENSES. The Company continues to expect that general and administrative expenses for fiscal 2005 will range from $29 to $33 million.

RESTRUCTURING CHARGES. Alkermes is in the process of determining restructuring charges to be taken in connection with the discontinuation of Nutropin Depot. These charges, currently estimated to range from $15 to $20 million, will be recorded in the quarter ended June 30, 2004. A portion of this charge will be recorded as Cost of Goods Manufactured and relates to a one time inventory write-off of Nutropin Depot. Please note this range is an estimate, subject to adjustment.

PROJECTED NET LOSS.

      - Alkermes' net loss for fiscal 2005 on a pro forma basis, before any restructuring charges, is expected to remain in the range of $35 to $45 million or approximately $0.39 to $0.50 per share.

      - After restructuring charges, on a GAAP basis, the Company expects a net loss of $55 to $60 million or approximately $0.61 to $0.67 per share. The net loss per share calculation is based on an estimated 90 million shares of the Company's common stock outstanding on a weighted average basis.


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Alkermes is providing pro forma net loss expectations as a complement to the expectations provided in accordance with accounting principles generally accepted in the U.S. (known as "GAAP"). The pro forma net loss excludes restructuring charges related to the discontinuation of Nutropin Depot. Management believes this pro forma measure helps indicate underlying trends in the Company's ongoing operations.

Alkermes, Inc. is a pharmaceutical company that develops products based on sophisticated drug delivery technologies to enhance therapeutic outcomes in major diseases. The Company's lead commercial product, Risperdal(R) Consta((TM)) [(risperidone) long-acting injection], is the first and only long-acting atypical antipsychotic medication approved for use in schizophrenia, and is marketed worldwide by Jannsen, a division of Johnson & Johnson. The company's lead proprietary product candidate, Vivitrex(R) [(naltrexone) long-acting injection], is a once-a-month injection for the treatment of alcohol dependence. Alkermes has a pipeline of extended-release injectable and pulmonary drug products based on its proprietary technology and expertise. The Company's headquarters are in Cambridge, Massachusetts, and it operates research and manufacturing facilities in Massachusetts and Ohio.

Certain statements set forth above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the achievement of certain business and operating milestones, future operating results, revenue expectations, expectations of costs of goods manufactured, expectations of research and development expenses, expectations of general and administrative expenses, expectations of net loss and expectations of restructuring charges. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and are subject to significant risk and uncertainties that could cause our actual results to differ materially from our expectations. These include: the time and expense required to discontinue commercialization of Nutropin Depot; whether manufacturing and royalty revenues for Risperdal Consta will continue to grow, particularly because the Company relies on its partner to forecast and market this product; whether additional regulatory approvals will be received or whether additional commercial launches of Risperdal Consta in countries where it


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has been or may be approved occur in a timely and successful manner; whether we meet our timeline for filing an NDA for Vivitrex and whether or not regulatory authorities will accept our Vivitrex submission and approve the product for sale; whether the Company enters into any collaboration with a third party to market or fund Vivitrex or its other proprietary product candidates and whether the terms of such a collaboration meet its expectations; whether there are any unanticipated costs associated with the discontinuation of Nutropin Depot; whether the Company is successful in continuing the collaborative development of pulmonary insulin and hGH programs with Lilly and whether the terms of such continued collaborative development meet the Company's current expectations; whether the Company is able to successfully and efficiently manufacture its commercial products, add new production lines and scale-up its product candidates; whether the Company will get a return on its investment in Reliant; whether the securities litigation brought against the Company will result in financial losses or require the dedication of significant management resources; and whether advancement of the Company's pipeline will be delayed due to: actions or decisions by the Company's partners with regard to development and regulatory strategy, timing and funding which are out of the Company's control; the outcome of clinical and preclinical work the Company is pursuing, including the results of clinical trials; decisions by the FDA or foreign regulatory authorities regarding the Company's product candidates, which may be based on interpretations of data that differ from its interpretations; and potential changes in cost, scope and duration of clinical trials. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including the Company's Annual Report on Form 10-K. The forward-looking statements made in this release are made only as of the date hereof and Alkermes disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.

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